Exhibit 10.6


                ASSIGNMENT AND PURCHASE OF INTELLECTUAL PROPERTY
                ------------------------------------------------

         WHEREAS, Creative Products International, Inc, a Delaware corporation with a principal place of business at 3317 Third Ave. South, Seattle WA 98134 ("'Assignor") has ownership to certain trademarks, copyrights, or other intellectual property identified on the attached Schedule A (collectively "the said intellectual property"); and

         WHEREAS, Susan A Schreter, with a principal residence at 5843 Woodlawn Ave N, Seattle, WA 98103 ("'Assignee") is desirous of acquiring any and all rights that Assignor may have in and to the said Intellectual Property, and all pending applications and registrations therefore, together with the goodwill of the business in connection with which the said Intellectual Property is used and which is symbolized by the said Intellectual Property used and which is symbolized by the said Intellectual Property, along with the right to recover for damages and profits for past infringements thereof and ail extensions and renewals among the foregoing;

         NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Assignor does hereby assign unto Assignee all right, title, and interest in and to the said Intellectual Property and the registrations therefore for the United States throughout the world together with the goodwill of the business in connection with which the said Intellectual Property is used and which is symbolized by the said Intellectual Property, along with the right to recover for damages and profits for the past infringements thereof; t

         Assignor agrees to execute and deliver at the request of the Assignee, all papers, instruments and assignments and to perform any other reasonable acts the Assignee may require in order to vest all Assignors rights, title, and interest in and to the said Intellectual Property in the Assignee and/or to provide evidence to support any of the foregoing in the event such evidence is deemed necessary by the Assignee, to the extent such evidence is in the possession or control of the Assignor.

         Assignee agrees to purchase Intellectual Property for $5,000. The form of payment shall be a reduction to Assignors current indebtedness to Assignee by $5,000. The effective dare of the reduction to debt shall be April 9, 2001.

         On behalf of
         CREATIVE PRODUCTS INTERNATIONAL, INC.

         /s/ JOAN LUNDGREN
         ---------------------------
         Joan Lundgren
         Director



         /s/ SUSAN SCHRETER
         ---------------------------
         Susan Schreter

                                   SCHEDULE A


Cookie Baker Brandy
Cookie Baker Brandon
Astro Andy
Ranger Raina
Ranger Rosy
Gardener Gretchen
Gardener Griffin
Artist Annie
Artist Aaron
Fire Fighter Frankie
Fire Fighter Francie
Doctor Dylan
Doctor Danielle
Veterinarian Vinniel
Ballerina Becky
Race Car Driver Remy
Booster Bear
Traffic Cop Tracy
Monkeroos (Moo, Lu, Stu, Sue)


All draft rhymes, unpublished works, pictures, images, sketches, book and product concepts, parent tips, web site plans, ad all other related products, manuscripts and product line extensions.